Exhibit 99.1

Media Relations	Investor Relations

Sie Soheili	Danielle Dietz
sie.soheili@capitalone.com	danielle.dietz@capitalone.com

Capital One Completes Acquisition of Discover

MCLEAN, VA, May 18, 2025 — Capital One Financial Corporation (NYSE: COF) today announced that it has completed its acquisition of Discover Financial Services.

“This deal brings together two innovative, mission-driven companies that together are poised to deliver breakthrough products and experiences to consumers, businesses, and merchants,” said Richard D. Fairbank, Founder and CEO of Capital One.

“I am particularly grateful for the leadership and partnership of Discover’s Board of Directors, its Executive Management Committee, and interim CEO Michael Shepherd. Their advocacy for Discover and its customers, and our shared commitment to a successful closing were instrumental in achieving today’s milestone. Through the efforts of thousands of associates across Capital One and Discover, we are well-positioned to continue our quest to change banking for good for millions of customers,” added Fairbank.

Capital One announced on February 19, 2024, that it had entered into a definitive agreement to acquire Discover. The acquisition was approved by the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency on April 18, 2025, and by the Delaware State Bank Commissioner on December 18, 2024. Stockholders of Capital One and Discover voted in favor of the deal on February 18, 2025.

In connection with the acquisition, Capital One expanded its Board of Directors from 12 to 15 and appointed Thomas G. Maheras, Michael Shepherd, and Jennifer L. Wong, each a member of Discover’s former Board of Directors, to serve on the Capital One Board of Directors.

At this time, Capital One and Discover customer accounts and banking relationships remain unchanged. Customers will be provided with comprehensive information in advance of any forthcoming changes. Until then, customers do not need to take any action and will continue to be served through their respective Capital One and Discover customer tools and channels.

Capital One intends to continue to offer Discover credit card products as Discover-branded cards alongside the other consumer cards currently offered by Capital One. The Discover®, PULSE®, and Diners Club International® networks will join our suite of offerings.

Investing in our Communities

Capital One is committed to investing in our local communities and expanding economic and financial opportunity. Implementation of Capital One’s historic, $265 billion Community Benefits Plan, developed in connection with the acquisition and in partnership with leading community organizations, will also now begin, mobilizing funding and support to advance lending, investment, and services to strengthen economic opportunity and financial well-being across America.

Advisors

Wachtell, Lipton, Rosen & Katz served as legal advisor, Cleary Gottlieb served as co-antitrust legal advisor, and Centerview Partners LLC served as financial advisor to Capital One. Sullivan & Cromwell LLP served as legal advisor and PJT Partners and Morgan Stanley & Co. LLC served as financial advisors to Discover.

Further information on Capital One’s acquisition of Discover can be found at www.capitalonediscover.com.

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company which, along with its subsidiaries, had $367.5 billion in deposits and $493.6 billion in total assets as of March 31, 2025. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients through a variety of channels. Capital One, N.A. has branches and Cafés located primarily in New York, Louisiana, Texas, Maryland, Virginia and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

Additional information about Capital One can be found at Capital One About at www.capitalone.com/about.

Forward-Looking Statements

Information in this communication, other than statements of historical facts, may constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, but are not limited to, statements related to the expected benefits of the transaction. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “targets,” “scheduled,” “plans,” “intends,” “goal,” “anticipates,” “expects,” “believes,” “forecasts,” “outlook,” “estimates,” “potential,” or “continue” or negatives of such terms or other comparable terminology. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Capital One to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, risks relating to the transaction, including the risk that the cost savings and any revenue synergies and other anticipated benefits from the transaction may not be fully realized or may take longer than anticipated to be realized, and the risk that the integration of Discover’s business and operations into Capital One will be materially delayed or will be more costly or difficult than expected. Additional factors that could affect future results of Capital One can be found in Capital One’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at http://www.sec.gov. Capital One disclaims any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

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